Exhibit 1.1

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

SELLING AGENT AGREEMENT

Dated September [    ], 2005

Refco Securities, LLC

One World Financial Center

200 Liberty Street

New York, New York 10281

Ladies and Gentlemen:

Rogers International Raw Materials Fund, L.P., an Illinois limited partnership (the “Partnership”), whose general partner is Beeland Management Company, L.L.C. (the “General Partner”), hereby confirms its agreement with Refco Securities, LLC (“Refco,” “Agent” or “you”), as follows:

Introductory

The Partnership is offering (the “Offering”) for sale up to 1,362,483 units of limited partnership interests (the “Units”). It is acknowledged that the General Partner may, in its sole discretion, regardless of any priorities or preferences, accept or reject subscriptions in whole or in part in the Offering and terminate the Offering at any time. Once made, subscriptions are irrevocable provided that a subscriber may revoke his subscription not less than five (5) days prior to the applicable Closing (defined below), whichever comes first, by the subscriber delivering written notice to the General Partner.

Units are being offered for sale in a continuing offering (the “Continuing Offering”) at monthly closings (each, a “Closing”) to be held on the first business day of each month at a price per Unit equal to 100% of the Net Asset Value, as defined in the Partnership’s agreement of limited partnership (the “Limited Partnership Agreement”), as of the close of business on the trading day immediately preceding such Monthly Closing date.

The minimum initial subscription for an investor is $10,000.

The Partnership filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (File No. 333-105040) on May 6, 2003 containing a prospectus relating to the Offering for the registration of the Units under the Securities Act of 1933, as amended (the “1933 Act”), as amended by Amendment No. 1 filed on August 5, 2003, Amendment No. 2 filed on August 8, 2003, Post-Effective Amendment No. 1 filed on August 21, 2003 (which was subsequently withdrawn on August 29, 2003), Post-Effective Amendment No. 1 filed on June 2, 2004, Post-Effective Amendment No. 2 filed on June 29, 2004, Post-Effective Amendment No. 3

filed on March 22, 2005 and Post-Effective Amendment No. 4 filed on September     , 2005.  The Registration Statement, as amended and as declared effective by the Commission, is hereinafter referred to as the “Registration Statement.”  The prospectus on file with the Commission at the time the Registration Statement initially becomes effective is hereinafter called the “Prospectus,” except that if the Partnership files a Prospectus pursuant to Rule 424 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) which differs from the Prospectus on file at the time the Registration Statement initially becomes effective, or if the Partnership files an amendment to the Registration Statement subsequent to the time it initially becomes effective and such amendment contains a Prospectus which differs from the Prospectus on file at the time the Registration Statement initially becomes effective, the term “Prospectus” refers to the Prospectus filed pursuant to Rule 424 or contained in such amendment to the Registration Statement from and after the time said Prospectus is filed with or transmitted to the Commission for filing.

Any terms not expressly defined herein have the same definition and meaning as is set forth in the Prospectus.

SECTION 1. Appointment of Agent

Subject to the terms and conditions herein set forth, the Partnership hereby appoints Refco as its exclusive marketing agent to consult with and advise the Partnership, and, on a “best efforts” basis, to assist the Partnership with the solicitations of subscriptions for Units in connection with the Partnership’s offering of the Units in the Offering. Agent will offer and sell Units in compliance with the requirements set forth in the Registration Statement, the Prospectus, the Subscription Agreement and this Agreement.

On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, Refco accepts such appointment and agrees to consult with and advise the Partnership as to matters relating to the Offering and agrees to use its best efforts to solicit subscriptions for Units in accordance with this Agreement; provided, however, that the Agent will not be responsible for obtaining subscriptions for any specific number of Units, will not be required to purchase any Units and will not be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders or decrees, directives, agreements or memoranda of or with any court, regulatory body, administrative agency, or other government body. Units will be offered by means of Subscription Agreements substantially in the form set forth as Appendix B to the Prospectus (each a “Subscription Agreement”).

The parties agree that Units may be sold by the Agent or by other broker-dealers appointed by the Agent (each an “Additional Selling Agent”), provided that each such other broker-dealer executes a Selected Additional Selling Agent Agreement in the form attached hereto as Exhibit A. The Selling Agent and each Additional Selling Agent will notify the Partnership of the identity of the registered representative of the Agent or

Additional Selling Agent, as the case may be, credited with the sale of each Unit (such registered representative being referred to as the “Responsible Broker” and such Unit being referred to as a “Credited Unit”).

The Selling Agent and each Additional Selling Agent will agree diligently to make inquiries of each prospective purchaser of Units concerning the suitability of such an investment for such person and to retain in its records and make available to the Partnership for a period of a least six years, information establishing that an investment in Units is suitable for each purchaser of Units solicited by them.

SECTION 2. Compensation of the Selling Agent, Additional Selling Agents and Responsible Brokers.

As compensation for the Agent’s services under this Agreement or an Additional Selling Agent’s services under an Additional Selling Agent Agreement, the Partnership will pay to the Agent or Additional Selling Agent all or a portion of the 2.5% selling commission based on the purchase price of each Unit sold by the Agent or Additional Selling Agent received from the investor. Such compensation will be paid promptly following the applicable Closing for such Unit.

As additional compensation to each Responsible Broker, the Partnership will pay with respect to the Responsible Broker a trailing commission with respect to each Credited Unit of up to 1% per year of the Net Asset Value of a Unit (the “Trailing Commission”). The Trailing Commission will be based on the Net Asset Value of a Unit as of the last day of each month, commencing thirteen (13) months after the Credited Unit was sold; provided that to be eligible to receive the Trailing Commission, the Responsible Broker must, at the date of payment, be a registered representative of a broker-dealer that is registered with the Commission and is a member of the National Association of Securities Dealers, Inc. (the “NASD”) and be an associated person of a futures commission merchant registered with the Commodity Futures Trading Commission (the “CFTC”) (such requirements being referred to as the “Eligibility Requirements”).

The Trailing Commission, if any, payable with respect to a Responsible Broker will be paid within fifteen days following the close of each month.

Once you or an Additional Selling Agent sell Units to a particular investor, you or such Additional Selling Agent will be entitled to a sales commission on any Units subsequently purchased by that investor, and such units will be deemed Credited Units of the Responsible Broker, for which he will be entitled to a Trailing Commission so long as he satisfies the Eligibility Requirements.

The appointment of the Agent hereunder will terminate upon completion or termination of the Offering.

SECTION 3. Closing Dates, Release of Funds

(a)                                                                                  Monthly Closings in the Continuing Offering for Units will be held on the first day of each month.

(b)                                                                                 Subject to its right to reject any subscription in its sole discretion in whole or in part at any time prior to acceptance, the General Partner, on behalf of the Partnership, will accept subscriptions for Units properly made and cause proper entry to be made in the Unit register to be maintained by the General Partner. No certificate evidencing Units will be issued to any subscriber; rather, Agent will deliver confirmations in its customary form to subscribers whose subscriptions have been accepted by the General Partner at each Closing.

(c)                                                                                  At each Closing, the delivery, receipt, and acceptance of subscriptions for Units will be subject to the terms and conditions set forth in this Agreement, including payment of the full subscription price for Units and delivery of a properly completed Subscription Agreement by each subscriber.

(d)                                                                                 Upon the satisfaction of such terms and conditions, the aggregate subscription price for Units will be paid and delivered to the Partnership at each Closing.

SECTION 4. Representations and Warranties

The Partnership and General Partner represent and warrant to the Agent as follows:

(a)                                                                                  The Registration Statement was filed with the Commission and with NASD Regulation, Inc. (“NASD-R”) pursuant to its Conduct Rules.  In addition, the Prospectus was filed with the National Futures Association (“NFA”) in accordance with the Commodity Exchange Act (“CEA”) and the rules and regulations promulgated thereunder by the CFTC (“CFTC Rules”).  At the time the Registration Statement becomes effective and at all times thereafter, the Registration Statement shall comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the CEA, the CFTC Rules, and the rules of NASD-R and the NFA. The Registration Statement and the Prospectus contain all statements and information required to be included therein by the CEA and the CFTC Rules. The Registration Statement, the Prospectus, and any Sales Information (as such terms are defined previously herein or in Section 7 hereof) authorized by the Partnership for use in connection with the Offering do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, if applicable, at such later time as any Prospectus was filed with or mailed to the Commission for filing, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, provided, however, that the representations and warranties in this Section 4(a) will not apply to statements in or omissions from such Registration Statement, Prospectus or any Sales Information made in reliance upon and in conformity with information furnished to the Partnership by the Agent in writing expressly regarding the Agent for use in the Prospectus or Sales Information, which information includes the disclosure included in the Prospectus in the first two paragraphs under the caption “PLAN OF DISTRIBUTION – The Offering.” The Sales Information will comply with the 1933 Act, the 1933 Act Regulations, the CEA, the CFTC Rules and the Rules of NASD-R and the NFA.

(b)                                                                                 The Limited Partnership Agreement provides for the subscription for and sale of the Units; all action required to be taken by the General Partner and the Partnership as a condition to the sale of the Units to qualified subscribers therefor has been, or prior to each Closing will have been, taken; and, upon payment of the consideration therefor specified in each accepted Subscription Agreement, the Units will constitute valid limited partnership interests in the Partnership for which Units were subscribed.

(c)                                                                                  The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Illinois with full power and authority to conduct its business as described in the Prospectus, and has been duly qualified to do business as a foreign limited partnership under the laws of, and is in good standing as such in, every jurisdiction where the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Partnership (a “Material Adverse Effect”).

(d)                                                                                 The General Partner is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Illinois, and is qualified to do business and is in good standing as a foreign corporation under the laws of each other jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified could materially adversely affect the General Partner’s ability to perform its obligations hereunder or under the Limited Partnership Agreement or as described in the Prospectus.

(e)                                                                                  Each of the Partnership and the General Partner has full partnership and corporate power and authority, as applicable, under applicable law to conduct its business and perform its respective obligations, as applicable, under this Agreement and all other agreements referred to in the Prospectus or the Registration Statement to which the Partnership or the General Partner is a party.

(f)                                                                                    The General Partner will have a net worth at each Closing sufficient in amount and satisfactory in form to meet the net worth requirements set forth in the Limited Partnership Agreement.

(g)                                                                                 The Partnership does not own, directly or indirectly, equity securities or any equity interest in any business enterprises.

(h)                                                                                 The independent public accounting firm that issued its reports on the financial statements included in the Registration Statement and the Prospectus, is an independent certified public accountant within the meaning of the Code of Professional Conduct of the American Institute of Certified Public Accountants and are independent accountants as required by the 1933 Act and the 1933 Act Regulations.

(i)                                                                                     This Agreement, and all other agreements referred to in the Prospectus or the Registration Statement to which the Partnership or the General Partner is a party have each been duly and validly authorized, executed and delivered by the General Partner on behalf of the Partnership and the General Partner, as applicable, and each constitutes a valid and binding agreement of the Partnership and the General Partner, as applicable, enforceable against the Partnership and the General Partner, as applicable, in accordance with its terms except to the extent limited by bankruptcy, reorganization, insolvency, moratorium and other laws of general application relating to or affecting the enforcement of creditors’ rights and by general equitable principles and except as rights to indemnity hereunder may be limited by applicable securities laws. The Partnership has full power and lawful authority to issue and sell the Units to be sold by it hereunder on the terms and conditions set forth herein, all necessary actions therefor have been duly and validly taken, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or with the authorization, issue and sale of the Units, except such as may be required under the 1933 Act or state securities laws.

(j)                                                                                     The Units have been duly and validly authorized and, when issued and delivered pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable. The Units are not subject to preemptive rights of any security holder of the Partnership.

(k)                                                                                  The consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement, and all other agreements referred to in the Prospectus or the Registration Statement to which the Partnership or the General Partner is a party, to be performed by the Partnership and the General Partner, as applicable, will not conflict in any material respect with or result in a material breach of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Partnership or the General Partner pursuant to the terms of any indenture, mortgage, deed of trust, agreement for money borrowed or any other material agreement or instrument to which the Partnership or the General Partner is a party, or by which the Partnership or the General Partner may be bound, or to which any of the property or assets of the Partnership or the General Partner are subject, nor will such action result in any violation of the provisions of the articles of organization or operating agreement, certificate of limited partnership or partnership agreement, as applicable, of the Partnership or the General Partner, or any statute or any order, rule or regulation applicable to the Partnership or the General Partner of any court or any regulatory authority or other governmental body having jurisdiction over the

Partnership or the General Partner, assuming satisfaction by the Agent of the terms of this Agreement and full compliance by the Agent and any other broker-dealers and their associated persons with all applicable statutes, orders, rules, or regulations in connection with the Offering.

(l)                                                                                     The financial statements of the Partnership and the General Partner, together with the related notes thereto, set forth in the Registration Statement and the Prospectus, fairly present the financial position and results of operations of the Partnership and the General Partner on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Such statements and related notes are accurate, complete and correct, comply as to form in all material respects with all applicable accounting requirements, including the 1933 Act Regulations, have been prepared in accordance with generally accepted accounting principles (“GAAP”), which were consistently applied throughout the periods involved, except as otherwise disclosed therein. Since the date of the statements of financial condition included in the Registration Statement, except as contemplated in the Prospectus, no events have occurred that have had a Material Adverse Effect. The summaries of such financial statements and other financial, statistical and pro forma information and related notes set forth in the Registration Statement and the Prospectus are (i) accurate and correct and fairly present the information purported to be shown thereby at the dates and for the periods indicated on a basis consistent with the audited financial statements of the Partnership and the General Partner and (ii) in compliance in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(m)                                                                               Except as disclosed in the Registration Statement and Prospectus, there is not now pending or, to the knowledge of the General Partner, threatened, any action, suit or proceeding, before or by any court, governmental agency or body or self-regulatory organization to which the General Partner, any “principals” of the General Partner, as defined in CFTC Rule 4.10(e) (“General Partner Principals”) or the Partnership is a party, which might result in a Material Adverse Effect, nor is the General Partner aware of any facts which would form the basis for the assertion of any material claim or liability that are not disclosed in the Registration Statement and Prospectus, and neither the General Partner nor any General Partner Principal has received any notice of an investigation by the Commission, the CFTC, NASD-R or the NFA regarding noncompliance by the General Partner, the General Partner Principals or the Partnership with the 1933 Act, the 1933 Act Regulations, the Securities Exchange Act of 1934, as amended (the “1934 Act”), any other federal securities laws, rules or regulations, the CEA, the CFTC Rules, or the rules of NASD-R or the NFA, which action, suit, proceeding, or investigation resulted or might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the General Partner or of the Partnership, or which could be material to an investor’s decision to invest in the Partnership.

(n)                                                                                 The General Partner and each “principal” of the General Partner, as defined in CFTC Rule 3.1(a), have all federal, state, and foreign governmental, regulatory, self-regulatory, and exchange approvals, licenses, registrations, and memberships, and have effected all filings with federal, state, and foreign governmental regulators, self-regulatory organizations, and exchanges required to conduct their business and to act as described in the Registration Statement and the Prospectus, or required to perform their obligations under this Agreement and all other agreements referred to in the Prospectus or the Registration Statement to which the Partnership or the General Partner is a party.  The General Partner is registered as a commodity pool operator under the CEA and is a member in good standing of the NFA.  The General Partner’s principals identified in the Prospectus are all of the General Partner Principals.

(o)                                                                                 To the extent required under CFTC Rules and applicable CFTC staff no-action letters, the actual performance of all pools “operated” within the meaning of the CEA by the General Partner and of the General Partner Principals is disclosed in the Prospectus.

(p)                                                                                 The Partnership and the General Partner have filed all necessary federal, state, local and foreign income and franchise tax returns and have paid, or are contesting in good faith, all taxes shown as due thereon; and the General Partner has no knowledge of any tax deficiency which has been or might be asserted against the Partnership or the General Partner.

(q)                                                                                 All contracts and other documents of the Partnership or the General Partner which are, under the 1933 Act Regulations, required to be filed as exhibits to the Registration Statement have been so filed.

(r)                                                                                    The conduct of the businesses of the Partnership and the General Partner is in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations. The Partnership and the General Partner are in possession of all necessary licenses, permits, consents, certificates, orders, and other governmental authorizations currently required for the conduct of their respective businesses, and all such licenses, permits, consents, certificates, orders and other governmental authorizations are in full force and effect and neither the Partnership or the General Partner has received any notice of proceedings related to the revocation or modification thereof, and the Partnership and the General Partner are complying therewith; the expiration of any such licenses, permits, consents, certificates, orders and other governmental authorizations would not materially affect their operations; and none of the activities or businesses of the Partnership or the General Partner is in violation of, or causes the Partnership or the General Partner to violate, any material law, rule, regulation or order of the United States, any state, county or locality, or any agency or body of the United States or of any state, county or locality.

(s)                                                                                  Neither the Partnership nor the General Partner is in violation, breach or default of or under its articles of organization or operating agreement, certificate of limited partnership or limited partnership agreement, as applicable, or any material bond, debenture, note or other evidence of indebtedness or any material contract, agency agreement, indenture, mortgage, loan agreement, lease, joint venture or other material agreement or instrument to which the Partnership or the General Partner is a party or by which it or any of its properties may be bound, or is in material violation of any federal, foreign, state or local law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, which violation would have a Material Adverse Effect.

(t)                                                                                    The Partnership and the General Partner will make and keep accurate books and records reflecting their respective assets and maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the Partnership’s consolidated financial statements and to maintain accountability for the assets of the Partnership and the General Partner; (iii) access to the assets of the Partnership and the General Partner is permitted only in accordance with management’s authorization; and (iv) the reported accountability of the assets of the Partnership and the General Partner is compared with existing assets at reasonable intervals.

(u)                                                                                 The Partnership knows of no outstanding claims for finders, origination or underwriting fees with respect to the sale of the Units except as contemplated herein.

(v)                                                                                 All material transactions between the Partnership or the General Partner and the officers, directors, partners or shareholders who beneficially own more than 5% of any class of the Partnership’s voting securities required to be disclosed under the rules of the Commission, have been accurately disclosed in the Registration Statement and the Prospectus, and, except as noted therein, the terms of each such transaction are fair to the Partnership and no less favorable to the Partnership than the terms that could have been obtained from unrelated parties.

(w)                                                                               The Partnership will not take, directly or indirectly, any action (and does not know of any action taken by its directors, officers, shareholders or others) designed to or which has constituted or which might reasonably be expected to cause or result in, under the 1934 Act, stabilization or manipulation of the price of any security of the Partnership to facilitate, the sale or resale of the Units.

Any certificate signed by an officer of the General Partner and delivered to the Agent or its counsel that refers to this Agreement will be deemed to be a representation and warranty by the General Partner to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

SECTION 5. Covenants of the Partnership

The Partnership and General Partner hereby covenant with the Agent as follows:

(a)                                                                                  The Partnership will not, at any time before or after the Registration Statement, including any supplement filed pursuant to Rule 424 under the 1933 Act, is declared effective by the Commission file any amendment to such Registration Statement without so notifying the Agent and without providing the Agent a reasonable opportunity to review such amendment.

(b)                                                                                 The Partnership will immediately upon receipt of any information concerning the events listed below notify the Agent and promptly confirm the notice in writing:

(i) of the receipt of any comments from the Commission, or any other governmental entity, including the NFA and NASD, having authority with respect to the transactions contemplated by this Agreement;

(ii) any requests by the Commission or any other governmental entity having authority for any amendment or supplement to the Registration Statement or for additional information;

(iii) of the issuance by the Commission or any other governmental entity having authority of any order or other action suspending the Offering or the use of the Registration Statement or the Prospectus;

(iv) the issuance by the Commission or any state authority having jurisdiction of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose;

(v) of the occurrence of any event mentioned in paragraph (g) below; or

(vi) of any criminal, civil, or administrative proceedings against or involving the General Partner or the Partnership.

The Partnership will make every reasonable effort to prevent the issuance by the Commission or any state authority having jurisdiction of any such order and, if any such order at any time is issued, to obtain the lifting thereof at the earliest possible time.

(c)                                                                                  The Partnership will give the Agent notice of its intention to file, and reasonable time to review prior to filing, any amendment or supplement to the Registration Statement or the Prospectus.

(d)                                                                                 The Partnership has delivered or will deliver to the Agent and to its counsel two complete conformed copies (including all exhibits) of the Registration Statement, as originally filed and each amendment thereto.

(e)                                                                                  The Partnership will furnish to the Agent, without charge, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder. The Partnership authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) for any lawful manner in connection with the sale of the Units by the Agent.

(f)                                                                                    The Partnership will comply in all material respects with the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission promulgated under the 1934 Act (the “1934 Act Regulations”), and all other applicable laws (including state Blue Sky laws) to be complied with prior to, at, and subsequent to each Closing. During the periods prior to each Closing and when the Prospectus is required to be delivered, the Partnership will comply in all material respects, at its own expense, with all requirements imposed upon it by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, in each case as from time to time in force, in accordance with the provisions hereof and the Prospectus, so far as necessary to permit the continuance of sales of the Units during such period in accordance with the provisions hereof and as set forth in the Prospectus.

(g)                                                                                 If, at any time during the period when the Prospectus relating to the Units is required to be delivered, any event relating to or affecting the Partnership occurs, as a result of which it is necessary or appropriate, in the reasonable good faith opinion of the Agent’s counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser, the Partnership will, at its expense, forthwith prepare, file with the Commission and furnish to the Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance satisfactory to the Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Partnership will timely furnish to the Agent such information with respect to itself as the Agent may from time to time reasonably request.

(h)                                                                                 If required, the Partnership will take all necessary actions, in cooperation with you, to qualify or register the Units for offering and sale by the Partnership under the applicable securities or Blue Sky laws of each jurisdiction as you may reasonably designate, provided, however, that the Partnership will not be obligated to qualify to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Units has been qualified or registered as above provided, the Partnership will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdictions.

(i)                                                                                     During the period which the Units are registered under the 1934 Act or for the three years from the final Closing, whichever period is greater, the Partnership will furnish to its unitholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated statement of financial condition and consolidated statements of income or operations, changes in shareholders’ equity and cash flows of the Partnership as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act).

(j)                                                                                     The Partnership will use the net proceeds from the sale of the Units in the manner set forth in the Prospectus under the caption “Use of Proceeds.”

(k)                                                                                  Other than as permitted by the 1933 Act, the 1933 Act Regulations and the laws of any state in which the Units are qualified for sale, the Partnership will not distribute any Prospectus, offering circular or other offering material in connection with the offer and sale of Units.

(l)                                                                                     The Partnership will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 of the regulations promulgated under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Partnership’s fiscal quarter next following the effective date (as defined in such Rule 158) of the Registration Statement.

(m)                                                                               The Partnership will file, if required, with the Commission such reports on Form SR as may be required pursuant to Rule 463 under the 1933 Act.

(n)                                                                                 The Partnership will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the “Interpretation With Respect to Free Riding and Withholding” of
NASD-R.

(o)                                                                                 Prior to each Closing, the Partnership will conduct its business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, without limitation, all decisions, directives and orders of the NFA, the CFTC and NASD-R.

(p)                                                                                 The Partnership will not, prior to each Closing, incur any liability or obligation, direct or contingent, or enter into any material transactions, other than in the ordinary course of business, except as contemplated by the Prospectus.

(q)                                                                                 The representations and warranties made in this Agreement will be true and correct as of the date hereof and as of each Closing.

SECTION 6. Payment of Expenses

The Partnership agrees to pay or cause to be paid and reimburse the party making payment for all expenses incident to the performance of the obligations of the Partnership under this Agreement, including, without limitation, the following: (i) the fees and disbursements of the Partnership’s counsel, accountants and other advisors; (ii) the qualification of the Units under all applicable securities or Blue Sky laws, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of a Blue Sky memorandum; (iii) the printing and delivery to the Agent in such quantities as the Agent  reasonably request of copies of the Registration Statement and the Prospectus, as amended or supplemented and all other documents in connection with this Agreement; (iv) filing fees incurred in connection with the review of the Offering by the Commission, CFTC and by NASD-R.

SECTION 7. Indemnification

(a)                                  The General Partner agrees to indemnify and hold harmless the Agent and any Additional Selling Agent, its respective officers, directors, agents, servants and employees and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that any indemnified party may suffer or to which any indemnified party may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse any indemnified party upon written demand for any expenses (including fees and disbursements of counsel) incurred by such indemnified party in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (a) the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), (b) any application or other instrument or document of the Partnership or based upon written information supplied by the Partnership or their representatives filed in any state or jurisdiction to register or qualify any or all of the Units under the securities laws thereof (collectively, the “Blue Sky Application”), or (c) any application or other document, advertisement, oral statement, or communication (“Sales Information”) prepared, made or executed by or, with its consent, on behalf of the Partnership, or based upon written or oral information furnished by, or with its consent, on behalf of the Partnership, in connection with or in contemplation of the transactions contemplated by this Agreement; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statements or alleged untrue statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), Prospectus or Sales Information made in reliance upon and in conformity with information furnished to the Partnership by the Agent regarding Refco Securities, LLC expressly for use in the Prospectus, which information consists of the disclosure included in the Prospectus contained in the first two paragraphs under the caption “PLAN OF DISTRIBUTION – The Offering.”

(b)                                 The Agent agrees to indemnify and hold harmless the Partnership, its directors, officers, agents, servants and employees, and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses) that the Partnership or any of them may suffer or to which the Partnership or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Partnership and any such persons upon written demand for any expenses (including fees and disbursements of counsel) incurred by the Partnership or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), the Sales Information, or arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that your obligations under this Section 7(b) will exist only if, and only to the extent, that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) or the Sales Information in reliance upon and in conformity with information furnished to the Partnership by the Agent in writing regarding Refco Securities, LLC expressly for use in the Prospectus, which information consists of the disclosure included in the Prospectus contained in the first two paragraphs under the caption “PLAN OF DISTRIBUTION – The Offering.”

(c)                                  Each indemnified party must give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder. No indemnification will be available to any party who fails to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but otherwise the omission so to notify the indemnifying party will not relieve it from any liability that it may have to an indemnified party under this Section 7. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, and such indemnified parties will not be liable for any fees and expenses of such counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In any action, proceeding or claim, the indemnified party will have the right to retain its own counsel, but the fees and disbursements of such counsel will be at its own expense unless (i) the parties to any such action, proceeding or claim include both the indemnifying party and the indemnified party and (ii) representation of both parties by the same counsel reasonably would be deemed inappropriate due to actual or potential conflicting interests between them. In no event will the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (other than any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 8. Contribution

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the General Partner or the Agent, the General Partner or the Agent will contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Partnership or the Agent from persons other than the other party thereto, who may also be liable for contribution) to the party entitled to indemnification in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 1 of this Agreement (not including expenses) bears to the gross proceeds received by the Partnership from the sale of the Units in the Offering and the General Partner will be responsible for the balance.  If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party will contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damage or liabilities (or actions, proceedings or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the General Partner on the one hand and the Agent on the other will be deemed to be in the same proportion as the total gross proceeds from the Offering (before deducting expenses) received by the Partnership bears to the total fees (not including expenses) received by the Agent.  The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or other omission or alleged omission to state a material fact relates to information supplied by the General Partner on the one hand or the Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The General Partner and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 8.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof referred to above in this Section 8 will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim.  It is expressly agreed that the Agent will not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid to the Agent under the Agreement.  It is understood that the above-stated limitation on the Agent’s liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement.  No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11 (f) of the 1933 Act) will be entitled to contribution from any person who was not also found guilty of such fraudulent misrepresentation. The obligations of the General Partner and the Agent under this Section 8 and under Section 7 hereof will be in addition to any liability which the General Partner and the Agent may otherwise have.  For purposes of this Section 8, each of the Agent’s officers and directors and each person, if any, who controls the Agent within the meaning of the 1933 Act and the 1934 Act will have the same rights to contribution as each officer and director of the General Partner and each person, if any, who controls the General Partner within the meaning of the 1933 Act and the 1934 Act, and each officer and director of the Agent or the General Partner, will have the same rights to contribution as the Agent or the General Partner, respectively.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 8, will notify such party from whom contribution may be sought.  No person will be entitled to contribution hereunder who fails to give notice as provided in this Section 8 if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but otherwise the omission so to notify the party from whom contribution is sought will not relieve it from any liability that it may have to a party seeking contribution under this Section 8.

SECTION 9. Termination

This Agreement, except for the provisions of Sections 7, 8 and 10 hereof, may be terminated at any time by either party hereto by 5 business days prior written notice to the other party and, in all events, this Agreement shall terminate at the close of business on the date of termination of the Continuing Offering, except for the provisions of Sections 7, 8 and 10 hereof.

Termination of this Agreement shall be without liability of either party to the other party other than as provided in Section 7 hereof, which shall survive such termination.

SECTION 10. Survival

The respective indemnities, agreements, representations, warranties and other statements of the Partnership and the Agent, as set forth in this Agreement, will remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any of its officers or directors or any person controlling the Agent, or the Partnership or any officer, director or person controlling the Partnership, and will survive termination of the Agreement and the receipt or delivery of any payment for the Units.

SECTION 11. Miscellaneous

Notices hereunder, except as otherwise provided herein, must be given in writing or by telegraph, addressed (a) to the Agent at One World Financial Center, 200 Liberty Street, New York, New York 10281 (Attention: Richard Butt) with a copy (which will not constitute notice) to Alston & Bird LLP, 90 Park Avenue, New York, New York 10016 (Attention: Timothy P. Selby, Esq.) and (b) to the Partnership Beeland Management Company, L.L.C., 141 W. Jackson Blvd., Suite 1340A, Chicago, IL 60604 (Attention: Walter Thomas Price, III), with a copy (which will not constitute notice) to Sidley Austin Brown & Wood LLP, Bank One Plaza, 10 S. Dearborn Street, Chicago, Illinois 60603 (Attention: James Biery, Esq.).

This Agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the controlling persons, directors and officers referred to in Section 7 hereof and no other person will have any right or obligations hereunder. The term “successor” does not include any purchaser of any of the Units.

This Agreement will be governed by and construed in accordance with the laws of the State of Illinois.

This Agreement may be signed in various counterparts which together will constitute one agreement.

If the foregoing correctly sets forth the arrangement among the Partnership and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance will constitute a binding agreement.

[Signatures to Follow on Next Page]

Very truly yours,

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

By:	Beeland Management Company, L.L.C.
Its general partner

By:
Name:
Title:

Beeland Management Company, L.L.C.

By:
Name:
Title:

Accepted as of the date first above written.

REFCO SECURITIES, LLC

By:
Name:
Title:

Exhibit A

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

Selected Additional Selling Agent Agreement

Ladies and Gentlemen:

Pursuant to the Selling Agent Agreement (the “Selling Agent Agreement”) dated September [    ], 2005, we have agreed to use our best efforts to sell up to 1,362,483 units of limited partnership interests (the “Units”) of Rogers International Raw Materials Fund, L.P. (the “Partnership”) in a public offering (the “Offering”) by means of a Registration Statement on Form S-1 (File No. 333-105040) as filed on May 6, 2003 with the Securities and Exchange Commission containing a prospectus relating to the Offering for the registration of the Units under the Securities Act of 1933, as amended (the “1933 Act”), as amended by Amendment No. 1 filed on August 5, 2003, Amendment No. 2 filed on August 8, 2003, Post-Effective Amendment No. 1 filed on August 21, 2003 (which was subsequently withdrawn on August 29, 2003), Post-Effective Amendment No. 1 filed on June 2, 2004, Post-Effective Amendment No. 2 filed on June 29, 2004,  Post-Effective Amendment No. 3 filed on March 22, 2005 and Post-Effective Amendment No. 4 filed on September    , 2005.  We have been selected by the Partnership to offer the Units as its exclusive selling agent with authorization to hire additional selling agents. The Units and the terms of the Offering are described in the Prospectus contained in the Registration Statement and in the Selling Agent Agreement, copies of which are enclosed.  Defined terms used herein have the meanings ascribed to them in the Selling Agent Agreement, unless otherwise defined herein.

We invite your participation in the Offering as an additional selling agent to solicit orders for Units, subject to the terms and conditions set forth below and in the Prospectus and the Selling Agent Agreement.  Neither you nor any other person is authorized to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Units, and you agree (which agreement is also for the benefit of the Partnership) not to give any such information or make any such representations. By entering into this Agreement, you acknowledge your understanding that the Units are being offered only in those jurisdictions listed in that certain Blue Sky Memorandum issued to the Partnership. In connection with your participation in the Offering, you agree (which agreement is also for the benefit of the Partnership) that you will comply with any requirements necessary to cause the Offering to qualify under applicable Blue Sky Laws of the jurisdictions in which you offer Units and with all other applicable requirements of the 1933 Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”). You acknowledge that the Partnership will rely upon your agreements in executing the Selling Agent Agreement with the Partnership.

By entering into this Agreement, you hereby represent that you are registered as a broker-dealer under the 1934 Act, are qualified to act as a dealer in the jurisdiction(s) in which you will offer the Units, are a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”), and will maintain such registration, qualifications and membership in full force and effect and in good standing through the term of this Agreement. You also acknowledge your understanding that you are not entitled to any compensation hereunder for any period during which you have been suspended or expelled from membership in the NASD.

Subject to the provisions of the next paragraph, for your sales efforts you will be entitled to a 2.50% selling commission and with respect to your Responsible Representative (whom you will identify to the Partnership) a Trailing Commission, in each case as and when specified in the Selling Agent Agreement, payable by the Partnership.  In no event are you entitled to any sales commission if the Offering is terminated and no investors are admitted to the Partnership as limited partners. Sales commissions will be payable only with respect to transactions lawful in the jurisdictions where they occur. You may at your sole discretion waive all or a portion of any selling commission otherwise payable to you by providing us with written notice of such wavier.

Purchases of Units must be made during the Offering period by the purchaser completing and executing a Subscription Agreement in the form provided by the Partnership. Each executed Subscription Agreement, together with the accompanying check payable to the order of “Rogers International Raw Materials Fund, L.P. Subscription Account,” for the full amount of the subscription (unless payment is made directly by wire transfer), should be forwarded to the Partnership at the address specified in the Subscription Agreement.  Subscriptions must be received on or before the fifth day prior to the end of a month for the subscription to be effective on the first business day of the following month.

You agree that sales of Units will be made only to investors who you have a reasonable grounds to believe, on the basis of information obtained from the investorr concerning, among other things, the investor’s investment objectives, other investments, financial situation and needs, that (to the extent relevant for the purposes of Rule 2810 and giving due consideration to the fact that the Partnership is in no respects a “tax shelter”) the investor is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits of the Partnership, including the tax benefits (if any) described in the Prospectus; the investor has a fair market net worth sufficient to sustain the risks inherent in participating in the Partnership; acceptance of the investor’s subscription will not otherwise breach any laws, rules and regulations designed to avoid money laundering applicable either to you, the General Partner or the Partnership; and the Units are otherwise a suitable investment for the investor.  You agree to maintain such records, for a period of a least six years, as are required by the applicable rules of the NASD and the state securities commissions for purposes of determining investor suitability.  In connection with making the foregoing representations and warranties, you further represents and warrants that you have, among other things, examined the following sections in the Partnership’s Prospectus and obtained such additional information from us or the General Partner regarding the information set forth thereunder as you have deemed necessary or appropriate to determine whether the Partnership’s Prospectus adequately and accurately discloses all material facts relating to an investment in the Partnership and provides an adequate basis to investors for evaluating an investment in the Units:

 “Risk Factors”

“Conflicts of Interest”

“Fees and Expenses of the Fund”

“Break-Even Analysis”

“The Rogers International Commodity Index”

“Basis for Trading”

“The General Partner”

“The Commodity Trading Advisor”

“Management’s Discussion and Analysis of Financial Condition and Results of Operations”

“Performance of the Index Fund”

“Use of Proceeds”

“Transferability and Redemption of Units”

“ERISA Considerations”

“Federal Income Tax Aspects”

“The Limited Partnership Agreement”

 “Additional Investment Considerations”

In connection with making the representations and warranties set forth in this paragraph, you have not relied on inquiries made by or on behalf of any other parties.

You agree to inform all prospective purchasers of Units of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus.

You agree that you will not execute any sales of Units from a discretionary account over which it has control without prior written approval of the customer in whose name such discretionary account is maintained.

You agree to notify us or the Partnership immediately of any request you receive from a recipient of a Prospectus for additional materials or information.

All subscriptions solicited by you will be strictly subject to confirmation by us and acceptance thereof by the General Partner and the General Partner reserves the right in its sole discretion to reject or accept, in whole or in part, any such subscription. No additional selling agent is authorized to act as agent for us when offering any of the Units, it being understood that you are an independent contractor. Nothing herein contained will constitute you or any other additional selling agent as being in association with us or as our joint venturer or partner.

You further agree that you will not purchase any Units for your own account, either directly or indirectly through any person or entity which controls you or is controlled by you and you will not execute any transaction in the Units through a discretionary account without the prior written approval of the transaction by the respective customer.

We understand that the General Partner will provide you with such number of copies of the Prospectus and such number of copies of amendments and supplements thereto as you may reasonably request. You agree to maintain records of the number of copies you receive of the Prospectus, as well as of the names and addresses of the prospective purchasers to whom you send copies of the Prospectus. We also understand that the General Partner may provide you with certain supplemental materials to be used by you in connection with the solicitation of sales of Units.  In the event you elect to use any such supplemental material, you agree that such material will not be used in connection with the solicitation of Units unless accompanied or preceded by the Prospectus as then currently in effect and as it may be amended or supplemented in the future.

Each representation and warrantee made in Section 4 of the Selling Agent Agreement is incorporated herein by reference and made a part of this Agreement, and each covenant with the Agent set forth in Section 5 of the Selling Agent Agreement is restated herein, mutatis mutandis, as if covenanted with you.

The General Partner agrees to indemnify you and your respective officers, directors, agents, servants and employees and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act and hold you and each such other person harmless against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that any indemnified party may suffer or to which any indemnified party may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse any indemnified party upon written demand for any expenses (including fees and disbursements of counsel) incurred by such indemnified party in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (a) the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), (b) any application or other instrument or document of the Partnership or based upon written information supplied by the Partnership or their representatives filed in any state or jurisdiction to register or qualify any or all of the Units under the securities laws thereof (collectively, the “Blue Sky Application”), or (c) any application or other document, advertisement, oral statement, or communication (“Sales Information”) prepared, made or executed by or, with its consent, on behalf of the Partnership, or based upon written or oral information furnished by, or with its consent, on behalf of the Partnership, in connection with or in contemplation of the transactions contemplated by this Agreement; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statements or alleged untrue statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), Prospectus or Sales Information made in reliance upon and in conformity with information furnished by you to the Partnership expressly for use in the Prospectus.

You agree to indemnify and hold harmless the Partnership, its directors, officers, agents, servants and employees, and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses) that the Partnership or any of them may suffer or to which the Partnership or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Partnership and any such persons upon written demand for any expenses (including fees and disbursements of counsel) incurred by the Partnership or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), the Sales Information, or arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that your obligations under this Section 7(b) will exist only if, and only to the extent, that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) or the Sales Information in reliance upon and in conformity with information furnished to the Partnership in writing by you expressly for use in the Prospectus.

Each indemnified party must give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder. No indemnification will be available to any party who fails to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but otherwise the omission so to notify the indemnifying party will not relieve it from any liability that it may have to an indemnified party under this Section 7. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, and such indemnified parties will not be liable for any fees and expenses of such counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In any action, proceeding or claim, the indemnified party will have the right to retain its own counsel, but the fees and disbursements of such counsel will be at its own expense unless (i) the parties to any such action, proceeding or claim include both the indemnifying party and the indemnified party and (ii) representation of both parties by the same counsel reasonably would be deemed inappropriate due to actual or potential conflicting interests between them. In no event will the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (other than any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from you or the General Partner, you or the General Partner will contribute to the aggregate losses, claims, damages and liabilities

(including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by you or the Partnership from persons other than the other party thereto, who may also be liable for contribution) to the party entitled to indemnification in such proportion so that you are responsible for that portion represented by the percentage that the fees paid to you pursuant this Agreement (not including expenses) bears to the gross proceeds received by the Partnership from the sale of the Units in the Offering and the General Partner will be responsible for the balance.  If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party will contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership on the one hand and you on the other in connection with the statements or omissions which resulted in such losses, claims, damage or liabilities (or actions, proceedings or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the General Partner on the one hand and you on the other will be deemed to be in the same proportion as the total gross proceeds from the Offering (before deducting expenses) received by the Partnership bears to the total fees (not including expenses) received by you.  The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or other omission or alleged omission to state a material fact relates to information supplied by the General Partner on the one hand or you on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The General Partner and you agree that it would not be just and equitable if contribution hereunder were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof referred to above will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim.  It is expressly agreed that the you will not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid to you hereunder.  It is understood that the above-stated limitation on your liability is essential to you and that you would not have entered into this Agreement if such limitation had not been agreed to by the parties hereto.  No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11 (f) of the 1933 Act) will be entitled to contribution from any person who was not also found guilty of such fraudulent misrepresentation. The indemnification and contribution obligations of you and the General Partner hereunder will be in addition to any liability which you and the General Partner may otherwise have.  For purposes of contribution hereunder, each of the your officers and directors and each person, if any, who controls you within the meaning of the 1933 Act and the 1934 Act will have the same rights to contribution as each officer and director of the General Partner and each person, if any, who controls the General Partner within the meaning of the 1933 Act and the 1934 Act, and each of the officers and directors of yours or the General Partner, will have the same rights to contribution as you or the General Partner, respectively.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party hererunder, will notify such party from whom contribution may be sought.  No person will be entitled to contribution hereunder who fails to give notice as provided herein if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but otherwise the omission so to notify the party from whom contribution is sought will not relieve it from any liability that it may have to a party seeking contribution hereunder.

This Agreement will terminate at the close of business on the 45th day after the completion of the sale of all Units by the Partnership, unless earlier terminated.  We may terminate this Agreement at any time by written notice.

You acknowledge that we have full authority to take such actions as we may deem advisable in respect of all matters pertaining to the Offering, and that we have no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph do not constitute, a waiver by you of compliance with any provision of the Securities Act, applicable Blue Sky Laws or the rules and regulations thereunder.

Any notice from us to you will be determined to have been duly given if delivered to you by facsimile, personal delivery or U.S. mail, postage prepaid, to the address listed below by your signature.

Neither you nor any other additional selling agent will be deemed for any reason to have any future duty or obligation to the Partnership or any Unit purchaser as a consequence of your right to receive the commission offered to you in this Agreement.

Please confirm your agreement hereto by signing and returning to us at One World Financial Center, 200 Liberty Street, New York, New York 10281, the enclosed duplicate of this letter.  Upon receipt thereof, this letter and such signed duplicate copy will evidence the agreement between us.

Very truly yours,

REFCO SECURITIES, LLC

By:
Name:
Title:

AGREED TO AND ACCEPTED THIS         DAY OF                                , 2005.

(Name of Additional Selling Agent Firm)

By:

Name:

Title:

Address for Notices:

Phone Number

FIRM CRD Number: (Required)	NFA ID Number:

BEELAND MANAGEMENT COMPANY, L.L.C.

By:
Name:
Title: